Exhibit 10(a)

                       AMDAHL CORPORATION
         SHORT-TERM EXECUTIVE INCENTIVE PERFORMANCE PLAN


     1.   PURPOSES OF THE PLAN

     1.1 This Short-Term Executive Incentive Performance Plan (the "Plan") is intended to promote the interests of AMDAHL CORPORATION (the "Corporation") and its Subsidiaries by providing a select group of employees of the Corporation and its Subsidiaries who are primarily responsible for the management, growth and success of the business with the opportunity to participate in a special cash bonus program designed to reward them for their contribution to the Corporation's financial success and to provide them with an incentive to continue in the employ of the Corporation and its Subsidiaries.


     2.   ADMINISTRATION OF THE PLAN

     2.1 The Plan shall be administered by a committee (the "Committee") of two (2) or more non-employee members of the Corporation's Board of Directors (the "Board") appointed from time to time by the Board. Each member of the Committee shall be a disinterested person who satisfies the requirements of an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code (the "Code"). However, until the first stockholder meeting at which members of the Board are to be elected which is held on or after January 1, 1996, the Committee may be comprised of two (2) or more non-employee Board members appointed by the Board who are disinterested persons within the meaning of Rule 16b-3(c)(2) of the Securities and Exchange Commission. The Committee shall have full authority to administer the Plan and shall from time to time select the eligible employees who are to participate in the Plan.

     2.2 The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for plan administration shall be made by the Committee. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan.

     2.3 For purposes of the Plan, the following definitions shall be in effect:

     Account: The Account of each participant shall be the account maintained in his/her name on the books of the Corporation to which there shall be credited the participant's share of the awards made for each fiscal year of participation in the Plan. The Account of each participant shall be divided into a series of subaccounts in accordance with the provisions of
Section 5.2(b).

     Active Participant: An Active Participant shall, for each fiscal year the Plan remains in effect, be any individual selected for participation in the Plan, whether in the current fiscal year or in any earlier fiscal year, who has not otherwise been excluded by the Committee from receiving an allocation of the incentive award made under the Plan for the current fiscal year.

     Eligible Earnings: The participant's Eligible Earnings for any relevant fiscal year under the Plan shall be equal to (i) his/her base salary for such fiscal year plus (ii) any cash bonus (other than awards under this Plan or the Corporation's Long Term Incentive Performance Plan) earned for services rendered in such fiscal year and payable in the immediately succeeding fiscal year.

     Employee: A participant shall be deemed to continue in Employee status for so long as the participant remains in the active employ of the Corporation or one or more of its Subsidiaries.

     Normal Retirement Date: The participant's Normal Retirement Date shall be the latest to occur of (i) the first date on which the sum of the participant's age and Years of Service total at least seventy (70) years, (ii) the date on which the participant attains age fifty-five (55) or (iii) the date on which the participant completes ten (10) Years of Service.

     Permanent Disability:    A participant shall be deemed to
have terminated Employee status by reason of Permanent Disability if he/she is unable, by reason of any physical or mental impairment or illness expected to result in death or to continue for a period of twenty-four (24) consecutive months or more, to perform his/her usual duties for the Corporation or Subsidiary employing such individual.

     Subsidiary:     Each corporation (other than the
Corporation) in any unbroken chain of corporations beginning with the Corporation shall be considered to be a Subsidiary of the Corporation, provided such corporation (other than the last corporation in the unbroken chain) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     Year of Service: The participant shall be credited with one Year of Service under the Plan for each twelve (12)-month period, measured from his/her date of hire, during which he/she remains an Employee (whether or not the months of Employee status included within such period are rendered consecutively). Any period intervening between the participant's termination of Employee status and his/her subsequent rehire shall not be taken into account for Year of Service purposes.

     3.   DETERMINATION OF PARTICIPANTS

     3.1 The persons who shall be eligible to participate in the Plan shall be those executive officers of the Corporation and other key employees primarily responsible for the management, growth and financial success of the Corporation who are recommended for participation in the Plan by the Chairman of the Board and approved by the Committee.

     3.2 Each individual selected for participation in the Plan shall remain an Active Participant for each fiscal year during which that individual continues in Employee status, except to the extent the Committee should, by appropriate resolution, elect to exclude such individual from Active Participant status for one or more of those fiscal years. The Committee shall have complete discretion to exclude one or more existing participants from Active Participant status for any fiscal year or years the Committee deems appropriate, including the entire period the participant continues in Employee status following such exclusion. However, no such exclusion authorized by the Committee shall become effective until the first day of the first fiscal year coincident with or next following the date of the Committee resolution authorizing such exclusion. If any individual is excluded from Active Participant status for one or more fiscal years, then such individual shall not receive any allocation of the incentive awards made to the Plan for those fiscal years. However, each participant who remains in Employee status shall, in accordance with the applicable vesting schedule, continue to vest with respect to any incentive awards already allocated to his/her Account under the Plan, whether or not that participant remains an Active Participant for the current or any subsequent fiscal year.


     4.   INCENTIVE AWARDS

     4.1 For each fiscal year of the Corporation for which the Plan is in effect, the Corporation shall make an aggregate incentive award to the Plan in an amount equal to one percent (1%) of the Corporation's consolidated pre-tax earnings for such fiscal year, as such earnings are determined for financial reporting purposes in accordance with generally accepted accounting principles, consistently applied.

     4.2 The incentive award for the fiscal year shall be allocated among the individuals who are Active Participants for that fiscal year in accordance with the following provisions:

     (a) The Committee shall, as soon as reasonably practicable after the incentive award for the fiscal year has been determined, allocate a portion of such award to the Account of each Active Participant who has continued in Employee status through the last day of such year. The allocation to each such Active Participant shall be in the same proportion to his/her Eligible Earnings for the fiscal year of the award as the aggregate award bears to the aggregate Eligible Earnings of all Active Participants for such fiscal year.

     (b) The amount so allocated to each individual Active Participant (the "Award") shall not exceed the lesser of (i) twenty-five percent (25%) of his/her Eligible Earnings for the fiscal year for which the Award is made or (ii) Five Hundred Thousand Dollars ($500,000). To the extent the Award for any fiscal year would otherwise exceed the applicable limitation for one or more Active Participants, the excess shall be added to the award to be allocated under the Corporation's Long-Term Executive Incentive Performance Plan for such year.


     5.   VESTING AND PAYMENT OF AWARD

     5.1 The interest of the participant in his/her Award for a particular fiscal year shall vest in accordance with the following provisions, whether or not such individual remains an Active Participant:

     (a)  Upon the expiration of the one (1)-year
period measured from the day on which the Award is first allocated to the participant pursuant to Section 4.2, the participant shall vest in twenty-five percent (25%) of the principal amount of such Award, provided such individual continues in Employee status through the vesting date.

     (b) On each of the next three (3) anniversaries of the initial vesting date under subparagraph (a), the participant shall vest in an additional twenty-five percent (25%) of the principal amount of the Award, provided the participant continues in Employee status through each such vesting date.

     (c) The participant's interest, however, shall immediately vest with respect to all unvested Awards credited to his/her Account under this Plan or to his/her deferred compensation account under the Corporation's Deferral Election Plan (the "Deferral Plan"), if his/her Employee status is terminated by reason of death or Permanent Disability. Such full and immediate vesting shall likewise occur if the participant terminates Employee status on or after attainment of his/her Normal Retirement Date.

     5.2 The following provisions shall govern the maintenance of the Account to be established for each Active Participant who is allocated one or more Awards under the Plan:

     (a) Each participant to whom an Award is made hereunder shall have the election to (i) receive payment of one or more vested installments of such Award in accordance with the provisions of this Plan or (ii) defer payment of one or more of those vested installments to a later period pursuant to a timely-filed election under the Deferral Plan. Except to the extent the participant makes such a deferral election with respect to one or more vested installments of the Award earned for a particular fiscal year, all vested installments of that Award will be paid in accordance with the provisions of this Plan.

     (b) The Account of each participant who is to receive payment under this Plan of one or more Awards shall be maintained as a special deferred compensation account on the books of the Corporation. This account shall in turn be divided into a series of separate subaccounts ("Subaccounts"), and a separate Subaccount shall accordingly be maintained for the installments of each annual Award allocated to the participant under Section
4.2 and not otherwise subject to a deferred payout under the Deferral Plan. Each of the participant's Subaccounts shall be paid in accordance with the provisions of Section 5.4.

     (c) Any installments of an Award which are the subject of a timely-filed deferral election under the Deferral Plan shall be paid in accordance with the deferred payout provisions of that plan, and payment shall not be governed by the terms and conditions of this Plan.

     (d) Should the participant elect, with respect to the Award for a particular fiscal year, to receive payment of one or more installments of that Award under this Plan and to receive the balance of such installments under the Deferral Plan, then the installments which are to be paid under this Plan shall be the last installments in which the participant vests hereunder pursuant to the annual vesting schedule of Section 5.1 and shall accordingly be paid hereunder as such installments vest. The installments which are to be paid under the Deferral Plan shall be the first annual installments which vest pursuant to the
Section 5.1 schedule and, once vested, shall be subject to payment in accordance with the deferral election in effect for such installments under the Deferral Plan.

     5.3 Each Subaccount shall accrue interest in accordance with the provisions of Section 6.1.

     5.4 The balance credited to the participant's Subaccount shall be paid to him/her as the installment or installments of the Award credited to that Subaccount vest from time to time in accordance with the vesting provisions of Section 5.1. Each payment shall be equal in amount to the installment of the Award in which the participant has vested, together with the accrued interest thereon. Should a participant terminate Employee status by reason of death or Permanent Disability while there is still an amount outstanding in one or more of his/her Subaccounts, then the total amount outstanding in all such Subaccounts shall be distributed in one lump-sum payment to him/her (or the designated beneficiary in the case of the participant's death) within ninety
(90) days after such termination of Employee status. Upon the participant's accelerated vesting in one or more otherwise unvested Award installments following termination of Employee status after attainment of his/her Normal Retirement Date, the amount so accelerated shall be paid to the participant either in one lump sum under this Plan within ninety (90) days after such termination of Employee status or in accordance with any deferral election in effect for such installments under the Deferral Plan.

     5.5 Upon the participant's cessation of Employee status prior to attainment of his/her Normal Retirement Date, the unvested balance of each of his/her Subaccounts shall be immediately forfeited, unless such cessation of Employee status occurs by reason of the participant's death or Permanent Disability, and the participant shall have no further rights or interest with respect to any amounts so forfeited.

     5.6 The Committee shall have full power and authority, exercisable in its sole discretion at any time, to accelerate the vesting and payout of one or more otherwise unvested installments credited to the Subaccounts maintained for the participants under
Section 5.2(b) of the Plan, together with all interest accrued to date on those installments. Each accelerated installment shall be paid in a lump sum within thirty (30) days after Committee authorization of the payout. However, in order to reflect the time value of money over the period for which the payment has been accelerated, such payment shall be discounted by a per annum rate, compounded semi-annually, equal to the Federal Mid-Term Rate in effect under Internal Revenue Code Section 1274(d) for the month in which the payment is made. Such payment shall be subject to the Corporation's collection of all applicable Federal and State income and employment taxes. In no event, however, shall there be any accelerated payout of any installments credited to the participant's Subaccounts as to which there exists any outstanding deferral election filed by the Participant under the Deferral Plan.


     6.   PAYMENT OF INTEREST

     6.1 Applicable Rate. The balance from time to time outstanding in each Subaccount shall accrue interest each calendar year at the weighted average rate at which interest is earned for such year on the assets of the Employee Savings Plan invested in one or more guaranteed insurance contracts thereunder during such year ("Applicable Rate"). The Applicable Rate shall be calculated at the end of each calendar year, and interest earned on outstanding account balances for such year shall be credited to the participant's Subaccount at that time. Any installments of an incentive award under this Plan which are to be deferred under the Deferral Plan shall also earn interest at the Applicable Rate for each calendar year during the deferral period.

     6.2 Pro-Rated Interest. To the extent any vested installment of an incentive award is paid prior to the last day of a calendar year, the interest accruable on such installment for the portion of the calendar year preceding the payment date shall, in accordance with Section 6.1, be calculated and credited at the end of such year, and payment of such accrued interest shall be made within ninety (90) days after the close of the year.


     7.   GENERAL PROVISIONS

     7.1 Prior to the January 1, 1995 effective date of this Plan, the incentive awards payable under this Plan were administered as part of the short-term incentive program in effect under the Corporation's Executive Incentive Performance Plan. As of the January 1, 1995 effective date, this Plan is to be administered and maintained as a stand-alone incentive compensation program in order to assure that the payments made under the Plan shall qualify as performance-based compensation under Section 162(m) of the Code, and the Plan shall accordingly be submitted to stockholder approval at the 1995 Annual Meeting. No awards shall be payable under this Plan for the 1995 fiscal year or any subsequent fiscal year unless such stockholder approval is obtained.

     7.2 Except to the extent the Committee may in its sole discretion elect to implement a so-called "Rabbi Trust" for the payment of benefits hereunder, the obligation to pay the balance credited to the participant's Subaccounts shall at all times be an unfunded and unsecured obligation of the Corporation or Subsidiary employing such individual, and the participant shall look solely and exclusively to the general assets of the Corporation or Subsidiary employing the participant for the payment of his/her Account.

     7.3 No participant shall have the right to alienate, pledge or encumber his/her interest in the Account maintained on his/her behalf hereunder, and such Account shall not, to the maximum extent permitted by law, be subject to the claims of the participant's creditors or to attachment, execution or other process of law.

     7.4 A participant may designate a beneficiary to receive any unpaid balance owed to the participant under any of his/her Subaccounts at the time of such participant's death. In the absence of such designation, such unpaid balance shall be paid in accordance with the participant's will or pursuant to the laws of descent and distribution. The participant may from time to time revoke his/her beneficiary designation and file a new beneficiary designation. All beneficiary designations, however, must be on the form prescribed by the Committee.

     7.5 Neither the action of the Corporation in establishing the Plan, nor any action taken under the Plan by the board of directors of any participating company or by the Committee, nor any provision of the Plan itself, shall be construed so as to grant any person the right to remain in the employ of the Corporation or any of its Subsidiaries for any period of specific duration, and the Employee status of such individual may be terminated at any time, with or without cause.

     7.6 All costs and expenses incurred in the operation and administration of the Plan shall be borne by the Corporation.
Payment of applicable withholding taxes on benefits paid under the Plan shall be the responsibility of the recipients.

     7.7 The Board may at any time amend, suspend or terminate the Plan in whole or in part at any time. However, no such action by the Board shall adversely affect the rights and interests of the participants and their beneficiaries with respect to amounts which the participants have accrued to date under the Plan on the basis of the incentive awards allocated to their Accounts. The obligations of the Corporation and its Subsidiaries to make the payments required hereunder shall be binding upon any successor or assign of the Corporation or any such Subsidiary, whether by merger, consolidation, acquisition or other reorganization. No amendment or termination of the Plan by the Corporation or any of its Subsidiaries (or any successor or assign) shall adversely affect or otherwise impair the rights of participants to receive benefit payments hereunder, to the extent attributable to Awards made prior to the date of such amendment or termination, in accordance with the applicable vesting and payment provisions of Article 5 hereof.

                      AMDAHL CORPORATION
         SHORT-TERM EXECUTIVE INCENTIVE PERFORMANCE PLAN

DESIGNATION OF BENEFICIARY

     I hereby designate the following individual or individuals as the beneficiary or beneficiaries of all my right, title and interest in and to all monies in which I am vested under the Short-Term Executive Incentive Performance Plan at the time of my death, hereby revoking any prior designation of beneficiaries made by me:

          Name             Relationship      Percent of
                                               Total

(1)
     --------------      ----------------    ----------

(2)
     --------------      ----------------    ----------

(3)
     --------------      ----------------    ----------

(4)
     --------------      ----------------    ----------

     The beneficiary must survive me; otherwise, his or her designated share is to be divided equally among the beneficiaries who do survive me.


Signature:
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Name:
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Date:
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